                                POWER OF ATTORNEY



     I, the undersigned director of Moore Corporation Limited, an Ontario corporation (the "Corporation"), hereby constitute Jennifer O. Estabrook and John P. Pavia my true and lawful attorneys with full power of substitution, to sign for me and in my name in the capacities indicated below, (i) amendments to the Corporation's Registration Statement on Form S-3 filed herewith (Commission File No. 333-82728) relating to the shares issued on the conversion of the 8.70% Subordinated Convertible Debenture (the "Registration Statement") and (ii) any amendments to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, and generally to do all such things in my name and on my behalf in my capacity as a director in connection with (i) and (ii) above to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.




SIGNATURE                   TITLE                                       DATE
---------                   -----                                       ----





   Joan D. Manley          Director                           May 15, 2002
-----------------------
Joan D. Manley